Sub-Item 77Q(1)(a) - Copies of any material amendments to the registrant's charter or by-laws:

Articles of Amendment to the Articles of Restatement of the Registrant dated December 27, 2016, are incorporated herein by reference to Exhibit (a)(iii) of Post-Effective Amendment No. 64 to Registrant's Registration Statement filed on December 30, 2016 (Accession No. 0000930413-16-009090).

Sub-Item 77Q(1)(e) - Copies of any new or amended registrant investment advisory agreements:

At a meeting held on October 25, 2016, the Board of Directors of the Registrant approved Amendment No. 4 to Investment Advisory Agreement between Bessemer Investment Management LLC and the Corporation dated December 30, 2016 (the "Amendment"). The Amendment is incorporated herein by reference to Exhibit
(d)(v) of Post-Effective Amendment No. 64 to Registrant's Registration Statement filed on December 30, 2016 (Accession No. 0000930413-16-009090).

At a meeting held on February 1, 2017, the Board of Directors of the Registrant approved a Fee Waiver Commitment Letter of Bessemer Investment Management LLC and Bessemer Trust Company, N.A. dated February 2, 2017, with respect to the Old Westbury Large Cap Strategies Fund, Old Westbury Small & Mid Cap Strategies Fund, Old Westbury Strategic Opportunities Fund, Old Westbury Fixed Income Fund and Old Westbury Municipal Bond Fund (the "Fee Waiver Commitment Letter"). The Fee Waiver Commitment Letter is incorporated herein by reference to Exhibit (d)(xxii) of Post-Effective Amendment No. 66 to Registrant's Registration Statement filed on February 28, 2017 (Accession No. 0000930413-17-000742).